Exhibit 10.11

PROMISSORY NOTE

Date: Sept 29, 2012

Principal Amount: $455,000.00

Due Date: March 29, 2013

1. Amount Borrowed. For Value Received, the undersigned, Arête Industries Inc. (“hereinafter, the “Borrower”), promises to pay Apex Financial Service Corp a Colorado Corporation (the “Note Holder”), the principal sum of Four Hundred Fifty Five Thousand and No/100ths Dollars ($455,000.00), with interest accruing thereon from September 10, 2012 at the annual rate of twelve percent (12%), compounded annually. The six months of Interest of $27,300.00 will be deducted from proceeds.

(a) If not sooner paid, the entire principal amount outstanding and accrued interest thereon shall be due and payable on March 27, 2013.

b) A loan service fee of $2700 Dollars shall be deducted out of proceeds.

2. Dues Dates and Late Charges. Borrower shall pay to the Note Holder a late charge of five (5%) percent of any monthly payment not received by the Note Holder within five (5) days after the payment is due.

3. Application of Payments. Payments received for application to this Note shall be applied first to the payment of late charges, if any, second, to accrued but unpaid interest, and then applied to reduction of the principal balance hereof.

4. Prepayment Penalty. The shall be no prepayment penalty other than there is a minimum of six months of Interest at 12%

5. Default and Right To Cure. Note Holder shall be entitled to declare a default in the event of any or all of the following:

(a) If any payment required by this Note is not paid when due;

(b) Borrower borrows any other monies or offers security in Borrower or Borrower’s Collateral prior to the Note being paid in full.

In the event that Borrower defaults and Note Holder desires to declare a default, the Note Holder shall first give written notice to Borrower of Note Holder’s intent to declare the Note to be in default. Upon receiving such notice, Borrower shall then have ten (10) days in which to cure the default by, as applicable, (i) paying all due but unpaid amounts for monthly installments, late charges and accrued but unpaid interest, (ii) issuing the warrants, or (iii) curing the restriction against borrowing any monies or offering any security in such collateral. If Borrower fails to timely cure the default, at the option of the Note Holder, the entire remaining principal amount outstanding as well as accrued but unpaid late charges and interest may then be declared due and payable by the Note Holder (“Acceleration”); and the indebtedness shall from then bear interest at the default rate of eighteen percent (18%) per annum, compounded annually, until fully paid and satisfied.

6. Assignable. This Note is not assignable by Borrower.

7. Waivers. Except as expressly provided otherwise herein; Borrower hereby waives presentment for payment, protest and demand, notice of protest, demand and dishonor and notice of non-payment of this Note.

8. Notices. Any notice to Borrower provided for in this Note shall be in writing and shall be deemed given upon (a) personal delivery to Borrower or delivery by a nationally recognized overnight delivery service or (b) three (3) business days after mailing such notice by first-class U.S. mail return receipt requested, addressed to Borrower at the Borrower’s address below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be deemed given upon (i) personal delivery to Note Holder or delivery by a nationally recognized overnight delivery service or (ii) three (3) business days after mailing such notice by first-class U.S. mail, return receipt requested, to the Note Holder at the address stated below or to such other address as Note Holder may designate by notice to Borrower:

To Borrower:

Arête Industries Inc

7260 Osceola Street

Westminster, CO 80030

To Note Holder:

Apex Financial Service Corp

Attn: Nicholas Scheidt

PO. Box 33724

Denver, CO 80033

9.	Security. The indebtedness evidenced by this Note is secured as provided in that certain separate Security Agreement entered into on the same date as the Note between Borrower and the undersigned Note Holder, which is incorporated fully herein by reference. Pursuant to such Agreement, Borrower grants to Note Holder a security interest in the following property and any and all additions, accessions, and substitutions thereto and any proceeds therefrom (hereinafter the “Collateral”), including, without limitation, Borrower’s: assets, accounts receivable, cash, and other assets, tangible or otherwise, to secure payment of the indebtedness evidenced by this Note or any modifications, amendments or extensions thereof. Borrower further grants Note Holder the right to file UCC-1 statements reflecting its security interest in the Collateral. Borrower further grants assignments of oil and gas income, and any proceeds for any lease or well or mineral sales up to the $455,000 note balance. These assignments shall be cancelled upon full payment of the loan.

10.

General Provisions. The terms and provisions of this Note are intended to be and shall be governed, interpreted and construed pursuant to the laws of the State of Colorado and venue for any legal action relating to the interpretation or enforcement of the provisions of this Note or the obligations arising hereunder shall be proper in the County of Adams, State of Colorado. The prevailing party in any such dispute shall be awarded its reasonable attorneys’ fees and costs. The provisions of this Note may not be waived, changed or discharged orally, but only by an agreement in writing signed by Borrower and Note Holder; and any oral waiver, change or discharge of any term or provision of this Note shall be without authority and of no force or effect. No delay or omission on the part of Note Holder hereof in exercising any right hereunder shall operate as a waiver of such right or a remedy on any future occasion. If any clause or provision of this Note is determined to be invalid or unenforceable, then each such provision shall first be modified to the extent necessary to make it legal and enforceable and then if necessary, severed from the remainder of the Note to allow the remainder of the Note to remain in full force and effect. The captions to the sections of this Note are for convenience only and shall not be deemed part of the text of the respective sections and shall not vary, by implication or otherwise, any of the provisions of this Note.

[Remainder of Page Intentionally Left Blank.]

Dated: This 29th day of September 2012.

BORROWER:

Arête Industries Inc

By:	/s/ Donald W. Prosser
Donald W. Prosser, CEO

ASSIGNMENT ESCROW ACCOUNT PROCEEDS

THIS ASSIGNMENT is entered into this 29th day of September 2012, by and between ARETE INDUSTIRES INC, (hereinafter Referred as the Assignor) and Apex Financial Service Corp (hereinafter referred to as Assignee) for the Assignment the following Interest.

Recitals:

On September 29th, 2012, Arête Industries Inc shall have executed a promissory note in favor of Apex Financial Service Corporation in the amount of $455,000.00. As a condition of this note Arête industries Inc, agreed to assign 75% of its operating income from its oil and gas operations and any lease or well, sale; or any other assets sales to Apex Financial Service Corporation to retire its debt.

NOW THEREFORE the parties hereby covenant and agree as follows:

1.	The Assignor hereby conditionally assigns with recourse any and all rights, title and interest, in and to, any and all proceeds, distributions, of these monies owed to arête Industries Inc.

2.	The Assignor represents and warrants to the Assignee that no assignment or lien has been given on the Assignor’s interest in their ownership in the above assets to Assignee.

3.	The Assignor hereby assigns any and all claims against the above assets to the Assignee without any reservation of rights.

4.	This Assignment with Recourse shall be governed by the laws of the State of Colorado.

5.	This Assignment with Recourse shall inure to the benefit of the heirs, successors and assigns of the parties.

6.	This Assignment shall be in exchange for a payment of $425,000.00 from Assignee to Arête Industries Inc upon execution of the document

7.	This Assignment with Recourse contains the entire agreement of the parties and any modification must be in writing to be enforceable.

Assignor(s)

/s/ Donald W. Prosser

Arête Industries Inc,

Assignee

/s/ Nicholas L. Scheidt

Apex Financial Service Corp